Exhibit 99.2

Conyers Park III Acquisition Corp. Announces Exercise of Underwriters’ Over-Allotment Option in
Connection with its Initial Public Offering

NAPLES, Fla., August 24, 2021 -- Conyers Park III Acquisition Corp. (NASDAQ: CPAAU) (the “Company”) announced today that the underwriters of its previously announced initial public offering of units have partially exercised their over-allotment option, resulting in the issuance of an additional 700,000 units at a public offering price of $10.00 per unit. After giving effect to the exercise of the option, an aggregate of 35,700,000 units have been issued in the initial public offering at an aggregate offering price of $357,000,000.

Each unit consists of one share of Class A common stock and one-third of one warrant, with each whole warrant entitling the holder thereof to purchase one share of Class A common stock of the Company at a price of $11.50 per share. The units are listed on the Nasdaq Capital Market and trade under the ticker symbol “CPAAU.” Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on the Nasdaq Capital Market under the symbols “CPAA” and “CPAAW,” respectively.

Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC served as the underwriters for the offering.

A registration statement relating to the securities became effective on August 9, 2021 in accordance with Section 8(a) of the Securities Act of 1933, as amended. The offering was made only by means of a prospectus, copies of which may be obtained from Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, New York 10005, telephone: 800-503-4611 or email: prospectus.cpdg@db.com; Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 212-902-1171 or email: prospectus-ny@ny.email.gs.com; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 866-803-9204 or email: prospectus-eq_fi@jpmchase.com. Copies of the registration statements can be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Conyers Park III Acquisition Corp.

Conyers Park III Acquisition Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses. The Company’s management team is led by James M. Kilts and David J. West, as the Co-Chief Executive Officers, Brian K. Ratzan, as the Chief Financial Officer, and Max Papkov, as the Vice President of Strategy. Mr. Kilts’ and Mr. West’s careers have centered on identifying and implementing value creation initiatives throughout the consumer industry. They have collectively created approximately $50 billion in shareholder value throughout their combined 75+ year careers in the consumer industry. Mr. Ratzan and Mr. Papkov collectively bring over 35 years of private equity and SPAC investing experience. The deep operating experience of Mr. Kilts and Mr. West complements Mr. Ratzan’s and Mr. Papkov’s financial and transactional expertise to create a unique team capable of identifying attractive investments and executing deals in the consumer sector. The Company’s website is www.conyers-park.com.

Cautionary Note Concerning Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE Conyers Park III Acquisition Corp.

Related Links

https://www.conyers-park.com